Exhibit 10.4

THIRD AMENDMENT TO OFFICE LEASE

This THIRD AMENDMENT TO OFFICE LEASE ("Third Amendment") is made and entered into as of the 12th day of November, 2021, by and between KR OYSTER POINT I, LLC, a Delaware limited liability company ("Landlord"), and CYTOKINETICS INCORPORATED, a Delaware corporation ("Tenant").

r e c i t a l s :

A.Landlord and Tenant entered into that certain Office Lease dated July 24, 2019 (the "Office Lease"), as amended by that certain First Amendment to Office Lease dated May 12, 2020 (the "First Amendment"), and that certain Second Amendment to Office Lease dated January 26, 2021 (the "Second Amendment") (the Office Lease, First Amendment, and Second Amendment shall collectively be referred to herein as the "Lease"), for certain space (the "Premises") within Building 3 in Phase 1 of that certain project commonly known as "Kilroy Oyster Point" and more particularly described in the Lease (the "Project").

B.Tenant desires to install a sculpture in front of Building 3, and to make other modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.

a g r e e m e n t :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Capitalized Terms.  All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Third Amendment.

Kilroy Oyster Point [Third Amendment] [Cytokinetics, Incorporated]

2.The Sculpture.

2.1.In General.  Subject to the terms of this Section 2 and all Applicable Laws and Tenant’s receipt of all applicable governmental approvals in connection therewith, Tenant shall have the right, at Tenant's sole cost and expense, to purchase and install a sculpture (the "Sculpture") created by Matt Devine (the "Artist") materially consistent with that sculpture depicted in the preliminary plans attached hereto as Exhibit A (the "Preliminary Sculpture Plans"), in the location depicted on Exhibit B attached hereto (the "Sculpture Area"), which "Sculpture" shall include the accompanying landscaping work and electrical work in connection therewith as set forth in the Preliminary Sculpture Plans (collectively, the "Sculpture Work").  The cabling, equipment, lines, conduit and other items required or otherwise installed as part of the Sculpture Work to provide electricity to the Sculpture Area (collectively, the "Electrical Equipment") shall be deemed to be part of the Sculpture for purposes of this Section 2.1.  Tenant shall accept the Sculpture Area in its "as is" condition, and Tenant shall not make any improvements or alterations to the Sculpture Area, nor shall Tenant be permitted to install or place in the Sculpture Area any furniture, fixtures, plants, graphics, signs or insignias or other items of any kind whatsoever, in either case, other than the Sculpture, without Landlord’s prior consent, which consent may be withheld in Landlord's sole discretion.  Landlord makes no representations or warranties, and shall have no responsibility or liability to any Tenant Party for any losses, damages, injury to persons or property caused by, related to, arising out of or in connection with, the condition of the Sculpture Area, or the fitness or suitability of the Sculpture Area for the installation, repair or maintenance of the Sculpture (and Tenant shall be required to obtain all governmental permits, consents, and approvals related thereto and provide copies of the same to Landlord, and to comply with Applicable Laws related to the installation, repair and maintenance of the Sculpture).

2.2.Construction and Installation.  Except as otherwise expressly set forth in Section 2.1 above to the contrary, the performance of the Sculpture Work shall otherwise be performed by Tenant as part of the "Tenant Improvements" in accordance with the terms of the Lease, including the Work Letter attached to the Office Lease as Exhibit B.  Notwithstanding the attached Preliminary Sculpture Plans, prior to Tenant's performance of the Sculpture Work, Tenant shall submit to Landlord all plans and specifications for the Sculpture Work (including, without limitation, the Final Working Drawings with respect thereto) for Landlord's review and approval pursuant to Section 3.4 of the Office Lease; provided that all such plans and specifications for the Sculpture Work that are submitted by Tenant hereafter shall be consistent with, and a logical extension of, the Preliminary Sculpture Plans.

2.3.Repair, Maintenance and Compliance with Applicable Laws.  Tenant shall, at all times, at Tenant's sole cost and expense, repair and maintain the Sculpture in good condition and repair (including all Electrical Equipment and the "Electrical Meter," as that term is defined in Section 2.4, below) and in a manner consistent with a first class office building project.  Further, Tenant shall at all times, at Tenant's sole cost and expense, be responsible to cause the Sculpture to comply with Applicable Laws.  If Tenant shall fail to timely comply with its obligations under this Section 2.3 after delivery of written notice by Landlord and expiration of a thirty (30) day cure period, then Landlord may at Landlord's option, at Tenant's cost, complete any required repairs, maintenance, and/or alterations to the Sculpture, and Tenant shall reimburse Landlord for all third-party costs incurred in connection therewith within thirty (30) days of Tenant's receipt of Landlord's invoice therefore.

2.4.Electricity.  As part of the Sculpture Work, Tenant shall, at Tenant's sole cost and expense, separately meter or submeter the electricity utilized by the Sculpture (such meter or submeter, the "Electrical Meter"), and Tenant shall, within thirty (30) days following written demand therefor by Landlord, pay Landlord for the cost of the electricity utilized in connection with the Sculpture Area.  In no event shall Landlord be liable by way of damages or otherwise for any failure or interruption of any electrical service to the Sculpture .

2.5.Indemnification and Insurance.  Tenant hereby acknowledges and agrees that Tenant's insurance obligations under Article 10 of the Office Lease shall apply with respect to the Sculpture and the Sculpture Work, and Tenant further acknowledges and agrees the indemnity by Tenant, as set forth in Article 10.1 of the Office Lease, shall also apply to any and all claims incurred in connection with or arising from any cause relating to the installation, existence, maintenance, repair and/or removal of the Sculpture.  Except to the extent arising from the gross negligence or willful misconduct of Landlord or any Landlord Parties, Tenant hereby assumes all risk of damage to property with respect to the Sculpture from any cause whatsoever and agrees that Landlord and the Landlord Parties shall not be liable for, and are hereby released from any responsibility for, any damage to the Sculpture.

2.6.Costs.  To the extent that Landlord shall incur any costs as a result of or in connection with Tenant's installation, use or removal of the Sculpture, Tenant shall pay Landlord such amounts within thirty (30) business days following demand by Landlord.  Without limitation of the foregoing, Tenant acknowledges and agrees that Landlord shall, at Tenant's sole cost and expense, restore all areas damaged or otherwise impacted by Tenant's installation of the Sculpture to the condition existing prior to Tenant's installation thereof.

2.7.End of Lease Term.  On or before to the expiration or earlier termination of the Lease, as amended, Tenant shall remove the Sculpture, repair all damage resulting from such removal and restore all affected areas to their condition prior to Tenant's installation of the Sculpture, reasonable wear and tear excepted, all at Tenant's sole cost and expense; provided, however, that upon notice to Tenant not less than sixty (60) days prior to the expiration of the Lease, as amended hereby, or upon any early termination of the Lease, as amended hereby, Tenant may elect to surrender the Sculpture to Landlord (free of liens or other third party claims but without any representation or warranty) upon the expiration or earlier termination of the Lease, as amended hereby, or Tenant's rights hereunder, and if Landlord agrees, then (i) Tenant shall not remove the Sculpture, (ii) Tenant shall thereafter have no further interest or rights with respect to such Sculpture and the Sculpture shall be deemed to be Landlord’s property, and (iii) Tenant shall enter into any commercially reasonable documents or agreements to the extent necessary to effectuate such transfer.  If Tenant fails to timely perform any removal, repair and/or restoration work, then Landlord may (but shall not be obligated to) perform such work at Tenant's sole cost and expense, and Tenant shall reimburse Landlord therefor within thirty (30) days of receipt of Landlord's invoice therefore.  The terms of this Section 2.7 shall survive the expiration or earlier termination of the Lease, as amended.

2.8.Artist Waiver.  Concurrently with the execution of this Third Amendment, Tenant shall deliver to Landlord a signed waiver from Artist in the form attached hereto as Exhibit C.

3.Landlord's Costs.  Tenant hereby acknowledges and agrees that Tenant shall be obligated to reimburse Landlord, within ten (10) business days following demand therefor, for Landlord's actual out-of-pocket third party costs incurred with respect to the drafting and negotiation of this Third Amendment, which costs are estimated to be approximately $19,000.

4.No Brokers.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Third Amendment, and that they know of no real estate broker or agent who is entitled to a commission in connection with this Third Amendment.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent.  The terms of this Section 4 shall survive the expiration or earlier termination of this Third Amendment.

5.Signatures. The parties hereto consent and agree that this Third Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Third Amendment using electronic signature technology, by clicking “SIGN”, such party is signing this Third Amendment electronically, and (2) the electronic signatures appearing on this Third Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

6.Conflict; No Further Modification.  In the event of any conflict between the Lease and this Third Amendment, the terms of this Third Amendment shall prevail.  Except as specifically set forth in this Third Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

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IN WITNESS WHEREOF, this Third Amendment has been executed as of the day and year first above written.

"LANDLORD"	KILROY OYSTER POINT I, LLC, a Delaware limited liability company

	By:	KILROY REALTY, L.P., a Delaware limited partnership its sole member

		By:	KILROY REALTY CORPORATION,
a Maryland corporation,
General Partner

			By:	/s/ John Osmond
			Name:	John Osmond
			Its:	SVP, Asset Management

			By:	/s/ Eileen Kong
			Name:	Eileen Kong
			Its:	SVP, Asset Management

"TENANT"	CYTOKINETICS, INCORPORATED,
a Delaware corporation

	By:	/s/ Robert Blum
	Name:	Robert Blum
	Its:	President and CEO